EXHIBIT 10.13

                             DISTRIBUTION AGREEMENT


THIS DISTRIBUTION AGREEMENT (this "Agreement") is made as of April 16, 2004;
BETWEEN: Possis Medical, Inc., a Minnesota corporation, 9055 Evergreen Boulevard NW, Minneapolis, Minnesota 55433 ("Distributor" or "Possis");

AND: Angiometrx Inc., a corporation incorporated under the Canada Business Corporations Act and having its primary business office at Unit 107, 1099 8th Avenue West, in the City of Vancouver, in the Province of British Columbia, Canada; ("Manufacturer" or "Angiometrx")

BACKGROUND

A. Angiometrx manufactures (or causes to be manufactured) and markets certain products and devices described in the attached Exhibit A (such products and devices are referred to as the "Products");

B. Distributor possesses the facilities, personnel, ability and capacity to promote the sale and use of the Products in the geographic area described in the attached Exhibit B (such area is referred to as the "Territory"); and

C. Angiometrx wishes to sell the Products to Distributor, and Distributor wishes to purchase the Products for resale in the Territory.

AGREEMENT

In consideration of the foregoing and of the mutual covenants contained herein, and intending to be legally bound, Angiometrx and Distributor agree as follows:

1.       DISTRIBUTION.

a.) APPOINTMENT. Subject to the terms of this agreement, Angiometrx hereby appoints Distributor and Distributor hereby accepts appointment as the exclusive distributor of Products in the Territory.

b.)      DURATION AND TERMINATION.

         (1) This Agreement shall begin on the date written above and shall continue in full force and effect for a three and one quarter year term, expiring August 1, 2007. The Agreement can be extended up to an additional twenty-four (24) months by agreement in writing between Angiometrx and Distributor, provided Angiometrx and Distributor can negotiate agreeable sales volume commitments and contract duration for the extended term. These negotiations may begin anytime and must be concluded by the thirty third (33) month of the original term.

         (2) Each of the following circumstances shall constitute an "Event of Default" under this Agreement: i) Material breach of any term or condition of this Agreement; ii) The repeated failure of a party to perform one or more of its obligations whether or not this repeated failure constitutes a material breach;
                  iii) The filing by or against the other party of any insolvency or bankruptcy proceeding, or proceedings for reorganization, receivership, dissolution or any arrangement under bankruptcy law, iv) The existence of a condition of force majeure for longer than six (6) months; v) Any change in a party's ownership which shall impair its ability to perform its obligations under this Agreement; or vi) The failure or inability of Distributor to meet sales objectives outlined in
                  Section 2(d)(2).

         Upon the occurrence of an Event of Default by one of the parties, the other party may terminate this Agreement upon thirty (30) days prior written notice to the defaulting party; provided that the defaulting party shall not have cured the default within such thirty (30) day period. Therefore, if the Event of Default is not cured within that thirty (30) day period, this Agreement will be deemed terminated. Not withstanding the foregoing, no notice shall be required for an Event of Default as defined in Section 1(b)(2)(iii).


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         (3) During the 30 day notice period described in subsection (2) above, the party giving notice may withhold its own performance (except with respect to payment of any amount then due and owed to the other party) unless the other party cures or acts with due diligence to cure the Event of Default within the notice period.

     c.) SUB-DISTRIBUTORS.

         If at any time during the term of this Agreement Distributor appoints any sub-distributors for the Products, Distributor shall:

         i) Cause such sub-distributors to comply fully with all obligations imposed hereunder upon Distributor applicable to resale of the Products within the Territory;

         ii) Obtain a guarantee from any such sub-distributor that it will not represent itself as an employee, agent or representative of Angiometrx;

         iii) Indemnify Angiometrx and defend and hold Angiometrx harmless from all claims, damages and liabilities which Angiometrx may incur in connection with the appointment or termination of such sub-distributor and the sale of Products by such sub-distributor; iv) Submit to Angiometrx a list of the sub-distributors including addresses, fax and phone numbers.

     d.) CONFLICTS OF LNTEREST.

         In the absence of approval by the Manufacturer, such approval not to be unreasonably withheld, Distributor expressly agrees not to engage in any activity relating to a product that competes directly with the Products. These competing products are outlined in Exhibit E

     e.) INDEPENDENT CONTRACTOR.

         Distributor is an independent contractor authorized only to purchase products from Angiometrx for resale within the Territory. Nothing in this Agreement creates a relationship of employer-employee, principal-agent, franchiser-franchisee, joint venture or partnership between Distributor and Angiometrx. Distributor has no power or authority to bind Angiometrx in any way for any purpose, nor to give any representation on Angiometrx's behalf, nor to create any liability against Angiometrx. Distributor agrees to indemnify and to hold harmless Angiometrx from and against any and all claims, damages or liabilities arising from any act of Distributor outside of its scope of authority under this Agreement.


2. PRODUCTS.

     a.) PRICE.
         (1) The initial Price for the Products is set forth in the attached Exhibit C. Said prices shall be binding on Manufacturer for the first year of the term of this Agreement and shall be modified only with the express approval of Distributor, except as noted in section 2.a.(2).

         (2) Prices may be modified by the Manufacturer for the second year of the Agreement upon 60 days notice to Distributor, provided that AngioMetrx demonstrates that the price change is justified by an increase to Angiometrx of at least ten per cent (10%) in the manufacturing costs for the Products ( inclusive of the impact of changes in the applicable currency exchange rate). Following such a price increase, the new price shall be fixed for the entire year. Prices may be modified by the Manufacturer for the third year of the Agreement upon the same terms and conditions as required for a price increase in the second year of the Agreement.

         (3) Any modified price will not apply to orders received and accepted by Angiometrx prior to the effective date of such Distributor price changes.

         (4) All prices and shipments to Distributor shall be F.O.B. Angiometrx's plant in Vancouver, Canada. To such prices shall be added all shipment costs, transit insurance costs, and applicable duties or taxes and other related costs and expenses relating to the sale and shipment of the Products to Distributor. The Manufacturer shall ship all Products to the Distributor's main facility located in Minnesota, or such other location as may be designated from time to time by the Distributor. The Distributor shall specify its carrier of choice for shipments in each purchase order to the Manufacturer. The Manufacturer will invoice the Distributor for any shipment costs incurred.


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     b.) PURCHASE ORDERS.

         (1) Distributor agrees to purchase the Products from Angiometrx, solely from Angiometrx and not from any other source, and Distributor agrees that purchase of the Products is for resale on Distributor's own account.

         (2) Distributor may issue only written purchase orders for the Products to Angiometrx. All purchase orders shall specify Product type, quantity, desired shipping date, unit price (from the Price List), unique purchase order number, shipping destination and any special shipping instructions. All purchase orders shall be subject to the terms and conditions of this Agreement and in the event of a conflict or inconsistency between the terms of this Agreement and the terms of any purchase order or other document submitted by Distributor to Angiometrx, this Agreement shall control unless the parties specifically otherwise agree in writing.

         (3) Angiometrx may impose, as a prerequisite to its acceptance of a purchase order, the payment of outstanding delinquent invoices.

         (4) Angiometrx will acknowledge the acceptance of a purchase order by a written order confirmation, shipment of the Products ordered, or other appropriate communication. Distributor acknowledges and understands that Angiometrx's obligation to sell any Products is subject to availability of Products. No purchase order shall be binding upon Angiometrx until the same is accepted in writing by Angiometrx.

         (5) Angiometrx shall make reasonable efforts to fill each purchase order that is accepted, but Angiometrx shall not be liable for damages caused by failure to ship or delay in shipment resulting from conditions beyond the control of Angiometrx, including but not limited to the inability of its suppliers to obtain material and supplies or to produce sufficient components to meet Product sales demand. Any failure by Angiometrx to ship Product ordered by Distributor to meet the minimum purchase requirements as provided in Exhibit D herein shall reduce Distributor's purchase requirements provided in Exhibit D herein for that period and shall suspend the remedies provided in Section
         (d)(2) herein for Distributor's failure to meet purchase requirements during that period.

     c.) PAYMENT.

         (1) All amounts due to Angiometrx shall be for the net invoice amount paid in U.S. Dollars without discount or rebate. Payment terms are thirty (30) days, which shall be stated on each invoice. Angiometrx may at its sole discretion require wire transfer prior to shipment or irrevocable standby letter of credit payable by sight draft from Distributor. If Distributor is prohibited from making payment in U.S. Dollars because of any applicable law or regulation, Angiometrx may elect to designate a currency or mode of payment not so prohibited, or to terminate this Agreement upon ten (10) days written notice. Termination does not discharge any obligation of Distributor to promptly pay any unpaid invoices in full in any non-prohibited currency designated by Angiometrx.

         (2) If Distributor is delinquent in remitting payments to Angiometrx under the terms of any invoice, Angiometrx may: i) decline to accept new purchase orders; ii) charge Distributor interest on past due amounts at a rate of 1.5 percent per calendar month; and/or iii) require advance payment, payment on delivery, or bank-guaranteed method of payment for further shipments. Distributor shall comply with the modified payment terms. The foregoing remedies of Angiometrx are not exclusive, but in addition to any and all remedies available to Angiometrx under this Agreement and applicable law.




     d.) SALES.

         (1) Distributor shall restrict to the Territory its active promotion and marketing of the Products. Distributor shall not actively pursue sales of the Products outside the Territory.

         (2) Minimum purchase requirements are as set out in Exhibit D. Failure of Distributor in any one-year period to purchase the annual commitment shall result in a ninety (90) day probationary period. During this period, Distributor must increase purchases to levels specified by Angiometrx. If Distributor fails to meet the probationary purchase requirements, Angiometrx may terminate this Agreement immediately upon written notice to Distributor.

         (3) Distributor shall submit detailed sales and inventory reports to Angiometrx on a quarterly basis, together with a rolling good faith but non-binding sales forecast. The reports shall be in a form and substance as reasonably required by Angiometrx.


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     e.) SHIPMENT, DELIVERY AND INVENTORY.

         (1) All risk of loss or damage to the Products shipped will pass from Angiometrx to Distributor at the time the shipment is delivered to the carrier.

         (2) Delivery schedules set forth in Angiometrx's order confirmations reflect Angiometrx's reasonable estimate of actual shipping dates. Angiometrx will use its reasonable best efforts to meet such dates. Partial shipments will constitute independent transactions for which payment is due according to the terms of this Agreement. Distributor shall be solely responsible for obtaining whatever licenses, permits or the like may be required to allow it to receive the Product.

         (3) Distributor shall inspect the Products promptly upon their arrival at their shipping destination. All defects or other nonconformities of the Products to the terms of the purchase order discoverable upon receiving inspection, must be reported in writing to Angiometrx within thirty (30) days after the date of receipt of the Products, or Distributor's rights for redress shall be forever waived. All other defects or nonconformities must be reported in writing within thirty
         (30) days after discovery or Distributor's rights for redress shall be forever waived.

         (4) Distributor shall at all times maintain sufficient inventory of Products to meet customer demand and established sales objectives for the Territory.

         (5) Shelf Life Conditions and Remedies:

         i) NINE MONTHS OR GREATER SHELF LIFE: For any product that is provided to the Distributor with a minimum of nine (9) months shelf life, the Distributor may not return inventory to Angiometrx or transfer inventory to any other distributor without Angiometrx's express written consent. Product can be returned to Angiometrx only in the event of termination of this distribution agreement subject to the following limitations: Product with a minimum of six (6) months shelf life remaining can be returned for a refund of the purchase price; Product with less than six (6) months remaining shelf life cannot be returned; Distributor will bear all risks of loss or damage to returned Products occurring before receipt of the Products by Angiometrx.

         ii) LESS THAN NINE MONTHS SHELF LIFE: For any Product that is provided to the Distributor with less than nine (9) months shelf life, the Distributor can return it to the Manufacturer at any time for full refund or replacement. Distributor will bear all risks of loss or damage to returned Products occurring before receipt of the Products by Angiometrx.


         (6) Notwithstanding the provisions of Section 2(e)(5) herein, Manufacturer shall accept the return and issue full credit to Distributor for all product returned by Distributor, unless Manufacturer can demonstrate such returned product is functional and shows no operational defect. Manufacture shall issue a credit of $75.00 to Distributor for all product returned by Distributor as to which Manufacturer can demonstrate the absence of any functional or operational defect.


     f.) PRODUCT MODIFICATIONS.

         (1) Angiometrx reserves the right to modify the design, specifications, and/or the method of manufacture of the Products at any time and to substitute the modified Products for those originally ordered by Distributor, provided there is no material alteration of the Products' form, fit, function or quality and Distributor is provided notice of such modifications prior to the delivery of any Product to Distributor. Angiometrx may not discontinue manufacture of the Products without reasonable notice to Distributor.

         (2) Manufacturer shall provide, at its cost, all software upgrades deemed beneficial to the performance of the Metricath 1000 Console; such software upgrades shall be installed as the parties shall mutually agree.

3. DISTRIBUTOR'S OBLIGATIONS.

     In addition to Distributor's other agreements herein, Distributor further agrees to:

         a.) Exercise its best efforts to (1) promote the sale of the Products at its own expense throughout the Territory using such means as advertising, customer contact, distribution of printed materials, attendance at trade shows and conventions, support of local surgeons at trade shows and conventions and the like; (2) promote the goodwill of Angiometrx; and (3) meet or exceed the sales objectives established in Section 2;

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         b.)      Provide and maintain at its own expense, one or more suitable places of business in the Territory staffed with an adequate force of competent sales personnel who are thoroughly familiar with the Products and shall contact customers throughout the Territory; pay all expenses incurred by its personnel relating to attendance at Angiometrx's training or other presentations regarding the Products; c.) Cooperate with Angiometrx in the sponsorship and planning of technical seminars on the Products, without charge to Angiometrx; d.) Furnish without charge to Angiometrx market surveys and related information prepared by Distributor or third parties pertaining to the market for the Products in the Territory; e.) Provide Angiometrx with prompt written notice of all material changes in management or sales personnel responsible for the promotion and sale of the Products in the Territory; f.) When appropriate, assist Angiometrx in collecting clinical data from designated clinical centers within the Territory; g.) Maintain in accordance with Angiometrx's requirements complete, accurate and current records on Product shipments so that quarterly reports may be sent to Angiometrx indicating location, by serial number or lot number, of all Products sold to Distributor by Angiometrx; and h.) Assist Angiometrx in any recall of Products sold in the Territory.

4. SURVIVING OBLIGATIONS.

         Upon the expiration or termination of this Agreement, all rights of Distributor under this Agreement shall immediately cease, and Angiometrx may appoint a new distributor(s) of the Products in the Territory. The following obligations of Distributor shall survive and continue after expiration or termination of this Agreement:

         a.) To offer to sell its inventory of the Products back to Angiometrx at the purchase price originally paid by Distributor, less any credits and allowances applied to Distributor's account for the Products. Unless such termination is the result of an Event of Default by Distributor as described in Section 1(b)(2), Angiometrx shall be obliged to repurchase such Products, provided they are in their original packaging, form and condition, subject to the terms of section 2(e)(5).

         b.) To immediately return to Angiometrx all Product samples, information, literature and other documents supplied to Distributor by Angiometrx;

         c.) To continue to make payments owed to Angiometrx promptly when due;

         d.) To provide a final, current and accurate record of the location of all Product not returned to Angiometrx under section (a) above;

         e.) To cease trading in the Products and give prompt notice to all sub-distributors, agents and employees in the Territory of the cessation of Distributor's rights to distribute the Products in the Territory;

         f.) To continue to indemnify Angiometrx with respect to all matters to which indemnification by Distributor is covenanted herein;

         g.) To continue to keep information confidential and protect Angiometrx's Intellectual Property as provided under Section 8; and

         h.) To continue to observe any and all obligations of Distributor herein which are to survive expiration of this Agreement according to express terms of this Agreement.

5. ANGIOMETRX'S OBLIGATIONS.

         In addition to Angiometrx's other agreements herein, Angiometrx further agrees to:

         a.) Furnish to Distributor reasonable quantities of promotional materials and marketing literature as sales aids for the Products. All such promotional materials shall be and remain the exclusive property of Angiometrx;

         b.) Provide to Distributor in writing, or by oral or other presentation, information and training concerning the technical specifications of the Products; together with training necessary to allow Distributor personnel to effectively sell and service its customers;

         c.) Cooperate with Distributor in the planning of technical and educational seminars on the Products;


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         d.) Respond to inquiries from Distributor regarding the Products, their use and application, the status of shipments on accepted purchase orders, new or improved versions of the Products and the like; and

         e.) Refrain from soliciting for employment by Angiometrx employees of Distributor during the term of this agreement and for one (1) year following the termination or expiration of this Agreement. This obligation shall survive the termination or expiration of this Agreement unless such termination results from an Event of Default by Distributor under this Agreement.

6. COMPLIANCE WITH LAW.

         a.) Angiometrx will comply with all pertinent statutes, regulations and rules governing the manufacture and sale of medical devices in the United States and all applicable requirements of the United States Food and Drug Administration.

         b.) Distributor shall be solely responsible for compliance in the Territory with all applicable local laws and regulations relating to distribution of the Products and the marketing and sale thereof by Distributor. Angiometrx and Distributor will cooperate where appropriate in order to assure compliance of both parties with such laws and regulations.



7. LIMITED WARRANTY AND LIMITATION OF REMEDIES. [Warranty attached as Exhibit F]

         a.) The sole warranty given by Angiometrx to Distributor respecting the Products shall be that contained in the literature supplied by Angiometrx with the Products, which warranty Angiometrx may change at any time in its sole discretion, subject to 60 days notice to Distributor prior to any such change. Angiometrx's liability will be limited to the provisions of such warranty, and Distributor shall not make any other representations or warranties respecting the Products. SUCH WARRANTY IS EXCLUSIVE AND IS GIVEN IN LIEU OF ALL OTHER WARRANTIES, REPRESENTATIONS, GUARANTEES AND CONDITIONS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, DURABILITY AND FITNESS FOR PURPOSE (INCLUDING FITNESS FOR A PARTICULAR PURPOSE) AND WARRANTIES ARISING FROM USAGE OF TRADE OR COURSE OF DEALING. Any description of Products, whether in writing or made orally by Angiometrx, specifications, samples, models, bulletins, drawing, diagrams, or similar material used in connection with the Products are for the sole purpose of identifying the Products and shall not be construed as an express warranty or representation. ANGIOMETRX AND DISTRIBUTOR SPECIFICALLY EXCLUDE THE APPLICATION OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

         b.) DISTRIBUTOR'S EXCLUSIVE REMEDY FOR ANY BREACH OF THE WARRANTY DESCRIBED IN SECTION 7.a.) WILL BE REPLACEMENT OF SUCH PRODUCTS BY ANGIOMETRX OR, AT ANGIOMETRX'S ELECTION, REFUND OF THE PURCHASE PRICE. ANGIOMETRX SHALL NOT BE SUBJECT TO AND EXPRESSLY DISCLAIMS: (A) ANY OTHER OBLIGATIONS OR LIABILITIES ARISING OUT OF BREACH OF CONTRACT OR OF WARRANTY, (B) ANY OBLIGATIONS WHATSOEVER ARISING FROM TORT CLAIMS (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ARISING UNDER OTHER THEORIES OF LAW WITH RESPECT TO PRODUCTS OR ANY UNDERTAKINGS, ACTS OR OMISSIONS RELATING THERETO, AND C) ALL CONSEQUENTIAL, INCIDENTAL, SPECIAL AND CONTINGENT DAMAGES WHATSOEVER, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANGIOMETRX SPECIFICALLY DISCLAIMS ANY LIABILITY FOR PROPERTY OR PERSONAL INJURY DAMAGES, PENALTIES, SPECIAL OR PUNITIVE DAMAGES, DAMAGES FOR LOST PROFITS OR REVENUES, OR ANY OTHER ECONOMIC LOSS AND FOR CLAIMS OF DISTRIBUTOR'S CUSTOMERS OR ANY THIRD PARTY FOR ANY SUCH DAMAGES. Distributor shall be liable to Angiometrx for any Products damaged after title and risk of loss is passed to Distributor, or for any Products to which Distributor made changes in fabrication, assembly or otherwise.

         c.) Angiometrx shall hold Distributor harmless from any and all claims, demands and liabilities (including product liability) arising from or related to any claim, action or proceeding made by a third party as a result of Angiometrx's activities hereunder (subject to the limitations described in paragraph 7.a. and 7.b above) unless such liability arises from a negligent act or omission of Distributor.

         d.) Distributor shall not make any oral or written representations that vary from the specifications, operating instructions or representations given or made by Angiometrx to Distributor or Distributor's employees with respect to the Products.

         e.) Distributor shall defend and hold harmless Angiometrx and any of its affiliates from and against any and all claims, demands, actions, liabilities, damages, judgments, liens, costs losses and expenses (including legal expense) which may be suffered as a result of or in connection with the conduct of the business of Distributor or any failure of Distributor to perform and observe its obligations under this Agreement.

         f.) Notwithstanding anything herein to the contrary, subject to the consent of Manufacturer, such consent not to be unreasonably withheld, Distributor is authorized to offer extended warranty programs and to offer warranty coverage, at its risk and expense, beyond the warranty coverage offered by Manufacturer. Distributor shall be entitled to all of the profits, if any, derived from said extended warranty programs.




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8. CONFIDENTIALITY AND INTELLECTUAL PROPERTY.

         a.) Distributor acknowledges Angiometrx's exclusive right, title and interest in the Territory to Angiometrx's patents, trademarks, trade names, emblems, designs, models and methods of presentation relating to the Products (referred to as "Intellectual Property"). Distributor shall not do or cause to be done anything, which directly or indirectly challenges or impairs Angiometrx's rights to the Intellectual Property.

         b.) Except as expressly provided herein, this Agreement does not give Distributor any right, title, license, or interest to the Intellectual Property and Distributor will not describe or represent itself as having such rights.

         c.) Distributor may use Angiometrx's Intellectual Property only in connection with the promotion, marketing and sale of the Products. During the term of this Agreement, Distributor may refer to itself on its letterhead and in advertisements as the authorized distributor of the Products and put Angiometrx's company logo in promotional materials relating to the Products. In no event is Distributor granted the right to use Angiometrx's Intellectual Property in connection with other goods distributed by Distributor, or to use or adapt such Intellectual Property or any confusingly similar words or symbols as part of its commercial name.

         d) Distributor acknowledges that it will obtain confidential information from Angiometrx and that the disclosure of this information would inflict irreparable harm upon Angiometrx. Distributor agrees to maintain in confidence aII information it may receive under this Agreement concerning the Products or Angiometrx's business, and Distributor will not disclose or disseminate such information to others without the prior written consent of Angiometrx. Distributor specifically agrees: (1) not to disclose to any unauthorized person any information concerning the terms and conditions of this Agreement; (2) to take all reasonable steps to prevent unauthorized disclosure of confidential information by Distributor's sub-distributors, agents and employees; and (3) to safeguard and protect all confidential documents from theft, loss or perusal by unauthorized persons.

9. FORCE MAJEURE AND OTHER CONTINGENCIES.

         Neither Angiometrx nor Distributor shall have any liability to the other or any third party for any failure or delay in the performance of any obligation under this Agreement (except the obligation to make payments as and when due) if directly or indirectly caused by or resulting from force majeure beyond the reasonable control and without fault or negligence of the party claiming force majeure. The party claiming force majeure will give the other party written notice of the cause within fifteen (15) days after the occurrence, and will exercise reasonable diligence to remove the cause and resume performance. If Angiometrx is the affected party, it may equitably allocate production and delivery of affected Products among its customers and its distributors. If any performance is suspended or delayed because of force majeure, the period for performance will be correspondingly extended; provided however, if the performance is suspended or delayed for more than six (6) months the party not claiming force majeure may at any time after such six (6) month period, and while the performance remains suspended or delayed, terminate this Agreement by written notice to the other party as provided in Section 14 below.

10. EQUITABLE RELIEF.

         Distributor acknowledges and agrees that, in the event of a breach by Distributor of any of the provisions of Sections 1(d) (Conflicts of Interest) or 8(d) (Confidentiality) of this Agreement, Angiometrx's remedies at law will be inadequate and such breach may cause Angiometrx substantial and irreparable injury and damages. Distributor agrees that Angiometrx will be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of such provisions of this Agreement. The exercise by Angiometrx of its rights under this Section 10 shall not be construed as a waiver of any rights which Angiometrx may have for damages or otherwise in the event of a breach of the provisions of Sections 1(d) and 8(d), or any other provision of this Agreement.



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11. NO LIABILITY FOR TERMINATION.

         No party terminating this Agreement in accordance with its terms shall, because of such termination, be liable to the other for compensation, reimbursement or damages on account of loss of profits on sales or estimated profits on anticipated sales or on account of expenditures, investments or commitments made in connection with the business or goodwill of the other party and neither party shall have such claim upon the expiration of this Agreement. Termination of this Agreement will not release either party from any debt owed to the other party prior to termination.

12. SETOFF.

         Angiometrx reserves the right to set off any amounts Distributor owes to Angiometrx against any amount Angiometrx owes to Distributor

13. SEVERABILITY.

         If any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or the impossibility of enforcement in any respect, such invalidity, illegality, or the impossibility of enforcement shall not affect any other provision of this Agreement.

14. NOTICES.

         All notices or consents required by this Agreement shall be in writing in English. Notices shall be deemed delivered if: a) delivered in person, b) sent by certified mail, return receipt requested, correct postage prepaid, c) by telecopy, or d) by recognized international, commercial, overnight courier, to the address and/or telecopier number listed below, unless such address or telecopier number is changed by written notice hereunder:

         If to Angiometrx:

         Angiometrx
         107 - 1099 8th Avenue West
         Vancouver, BC Canada
         V6H 1C3

         Telecopy: (604) 742-3812

         Attention:  Mr. Alexei Marko,President
         Cc: Michael Varabioff, General Counsel

         If to Distributor:

         Possis Medical Inc.
         9055 Evergreen Boulevard NW
         Minneapolis, Minnesota 55433

         Telecopy:         763-780-7223

         Attention:  Robert G. Dutcher, Chairman, CEO and President
                     CC: Irving R. Colacci, Vice President and General Counsel Shawn F. McCarrey, Vice President, Worldwide Sales

         Any notice or consent delivered (a) in person shall be deemed delivered when delivered and signed for by any person at the address above; (b) by certified mail, postage prepaid, return receipt requested, shall be deemed delivered on the seventh business day after the date deposited in the mail; (c) by telecopier transmission shall be deemed delivered on the date sent, if sent before 5:00 p.m. on a business day in the recipient's location, and in any event only when a transmission report is retained by the sender which indicates the telecopy has been duly received; and (d) by courier service shall be deemed delivered on the next business day after the date sent.


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15. APPLICABLE LAW.

         a.) This Agreement shall be governed by the Province of British Columbia law, without regard to principles of choice of laws and the parties hereby submit to the jurisdiction of the Courts of British Columbia and agrees that service of process may be completed and shall be effective and binding upon the party served if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the party as set forth in Angiometrx's records.

         b.) Distributor represents and warrants to Angiometrx that each of the provisions of this Agreement is valid, binding and enforceable under the laws in existence in the Territory. Distributor agrees that upon request by Angiometrx, Distributor shall provide Angiometrx with an opinion of counsel to the foregoing effect.

16. ENTIRE AGREEMENT.

         This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof; no other representations or covenants have induced either party to enter into this Agreement.

17. CONSTRUCTION.

         The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms of this Agreement. As used in this Agreement, the masculine, feminine or neuter pronoun shall include each the masculine, feminine and neuter genders. A reference to a person or entity shall mean a natural person, a trustee, a corporation, a partnership or any other form of legal entity. All references (including pronouns) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, as the context may require.

18. BENEFIT.

         This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. The Distributor may not assign this Agreement without the prior written consent of Angiometrx.

19. COUNTERPARTS.

         This Agreement may be executed in counterparts which when taken together shall constitute one agreement which is binding on all the parties, even though all the parties are not signatories to the same counterpart.

20. AMENDMENT AND MODIFICATION.

         This Agreement may be amended or modified, or any provision hereof may be waived, only by a written amendment or waiver executed by Angiometrx and Distributor.

21. SURVIVAL.

         All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

22. NO WAIVER.

         Waiver of any default shall not be considered a waiver of any other default or of the same default occurring subsequently. No delay or failure by any party to exercise any right or remedy shall be a waiver of such right or remedy, and no single or partial exercise of any right or remedy shall preclude the further exercise thereof, or the exercise at any time of any other right or remedy.

23. EXHIBITS.

         The Exhibits, which are attached and made a part hereof, are a part of this Agreement as if fully set forth herein. All references herein to sections, subsections, clauses and exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.



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24. THIRD PARTY BENEFICIARY.

         This Agreement is not intended as and shall not be construed to make any third party a beneficiary hereof. No creditor of Distributor shall have or receive any direct or indirect benefits hereunder and this Agreement may be enforced only by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Angiometrx Inc.

                                 By:   /s/   Alexei Marko
                                       -------------------------
                                       Alexei Marko, President


Possis Medical, Inc.

                                 By:   /s/   Robert G. Dutcher
                                       ------------------------------------
                                       Robert G. Dutcher,
                                       Chairman, CEO and President



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